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                [Letterhead of Brush Engineered Materials Inc.]


                                                                      Exhibit 99


          NEW HOLDING COMPANY STRUCTURE REFLECTS BRUSH WELLMAN INC.'S
                      SHAREHOLDER APPROVED REORGANIZATION


FOR IMMEDIATE RELEASE
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         Cleveland, Ohio - May 16, 2000 - Brush Engineered Materials Inc., a new
holding company, will begin trading today on the NYSE using the trading symbol
BW.


         At the Brush Wellman Inc. annual meeting held on May 2, 2000, shareholders approved the reorganization of Brush Wellman's capital and corporate structure. Through a merger, which is effective today, Brush Wellman Inc. became a wholly-owned subsidiary of the new holding Company, Brush Engineered Materials Inc., with the single class of common stock.

         Commenting on the reorganization, Gordon D. Harnett, Chairman, President and CEO, stated, "We believe the reorganization will improve our corporate structure by adding flexibility to take advantage of business opportunities while providing an organizational structure that permits us to better reflect the way we run our businesses, both as to operations and geographic regions."

         Brush Engineered Materials Inc. also launched its new website at www. beminc.com.

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         Brush Engineered Materials Inc., is headquartered in Cleveland, Ohio.
The Company and its subsidiaries supply worldwide markets with Beryllium Products, Alloy Products, Electronic Products, Precious Metal Products, and Engineered Material Systems.


For further information, please contact:


Michael C. Hasychak
Vice President, Treasurer and Secretary
Brush Engineered Materials Inc.
17876 St. Clair Ave.
Cleveland, Ohio 44110
(216) 383-6823
http://www.beminc.com